Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167798) and Form S-8 (Nos. 333-147101, 333-149124, 333-158497, 333-166429, 333-173815, 333-174621 and 333-182083) of Constant Contact, Inc. of our report dated February 28, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2013